Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:	Brian Keogh
425-453-9400

ESTERLINE COMPLETES ACQUISITION OF THE SOURIAU GROUP

BELLEVUE, Wash., July 27, 2011 — Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving aerospace and defense markets, today announced it has completed the acquisition of France-based Souriau Group (“Souriau”) for approximately $705 million in cash from Sagard Private Equity Partners and other minority shareholders. Souriau is a leading global supplier of highly engineered connectors for harsh environments employing about 2,400 people. The acquisition was financed through a combination of cash—a significant amount of which was held offshore—and international debt.

Esterline CEO Brad Lawrence said that the acquisition of Souriau is “…the right move at the right time. Souriau will enhance our business profile on a number of levels, and we are excited to take this next step in our evolution with a business as perfectly suited to Esterline as Souriau.”

Souriau serves the aerospace, defense, power generation, rail, and industrial equipment markets, and will add to Esterline’s Sensors & Systems segment by category, customer, and geography. The transaction will increase Esterline’s presence in France, adding several significant manufacturing operations to the company’s three existing facilities there. In addition to France, Souriau maintains manufacturing operations in five other countries, including the Dominican Republic, India, Japan, Morocco, and the United States, as well as sales offices around the world.

Souriau recorded sales of approximately €240 million, or approximately $335 million at current exchange rates, for the 12 months ended June 2011. Esterline expects the acquisition to contribute revenue of approximately $90 million in the fourth fiscal quarter (ended October 28, 2011) and approximately $390 million in revenues and between $0.35 and $0.45 of diluted earnings per share in fiscal 2012. The company noted that all financial performance metrics denominated in U.S. dollars are based on a conversion of Euro-

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denominated forecasts as calculated under French GAAP at the current exchange rate. The company expects to release pro forma financial statements under U.S. GAAP within 70 days of the closing of the transaction.

Esterline was advised in this transaction by Rothschild; Souriau was advised by Morgan Stanley.

About Esterline

Esterline Corporation is a leading worldwide supplier to the aerospace and defense industry specializing in three core areas: Avionics & Controls, Sensors & Systems, and Advanced Materials.

Operations within the Avionics & Controls segment focus on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other high-end industrial applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers. Operations within the Advanced Materials segment focus on technologies including high-temperature resistant materials and components used for a wide range of military and commercial aerospace purposes and combustible ordnance and electronic warfare countermeasure products.

About Souriau

Founded in 1917, and headquartered in Versailles, France, the Souriau Group designs, manufactures and markets high performance - high reliability interconnect solutions for severe environments dedicated to the Aerospace, Defense / Space, Heavy Industry (Railway & Mass Transit, Nuclear, Oil & Gas) and Industrial Equipment markets. Souriau has a worldwide presence with R & D centers and production sites in Europe, the United States, Japan, India, Morocco and Dominican Republic.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent annual report on Form 10-K.